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                                                                   EXHIBIT 21.1

                            OUTBACK STEAKHOUSE, INC.
                             A DELAWARE CORPORATION

                           WHOLLY OWNED SUBSIDIARIES
                                 MARCH 29, 2000


Outback Steakhouse of Florida, Inc.
a Florida corporation
2202 North Westshore Boulevard
5th Floor
Tampa, Florida 33607

Carrabba's Italian Grill, Inc.
a Florida corporation
2202 North Westshore Boulevard
5th Floor
Tampa, Florida 33607

Outback Steakhouse International, Inc.
a Florida corporation
2202 North Westshore Boulevard
5th Floor
Tampa, Florida 33607

OS Pacific, Inc.
a Florida corporation
2202 North Westshore Boulevard
5th Floor
Tampa, Florida 33607

OS Prime, Inc.
a Florida corporation
2202 North Westshore Boulevard
5th Floor
Tampa, Florida 33607

Outback Sports, LLC
a Delaware limited liability company
2202 North Westshore Boulevard
5th Floor
Tampa, Florida 33607